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         VOTING AGREEMENT, dated as of February 17, 2000, by and among (1) AXESS
CORPORATION, a Delaware corporation (the "Stockholder"), (2) RHEOMETRIC SCIENTIFIC, INC., a New Jersey corporation ("the Company"), and (3) ANDLINGER CAPITAL XXVI LLC, a Delaware limited liability company (the "Investor"), as amended, supplemented or otherwise modified from time to time (this
"Agreement").

                              W I T N E S S E T H:

         WHEREAS, the Stockholder, Rheometric and the Investor have entered into a Securities Purchase Agreement, dated as of February 17, 2000 (as amended, supplemented or otherwise modified, the "Securities Purchase Agreement");

         WHEREAS, it is contemplated in the Securities Purchase Agreement that promptly after the Closing (as defined in the Securities Purchase Agreement), the Company will submit to its stockholders for approval (the "Stockholder Approval") proposals to (i) increase the authorized number of shares of Common Stock of the Company to 49,000,000 shares and (ii) authorize the issuance of 1,000,000 shares of Preferred Stock as contemplated in the Securities Purchase Agreement;

         WHEREAS, it is a condition to the Closing that the parties to the Securities Purchase Agreement enter into a stockholder's voting agreement with respect to certain matters relating to shares of Common Stock of the Company owned or to be owned by the Stockholder and the Investor and including the agreement of the Stockholder and the Investor to vote their respective shares in favor of the matters submitted for Stockholder Approval.

         NOW, THEREFORE, in consideration of the mutual benefits to be derived and the conditions and promises herein contained, and intending to be legally bound hereby, the Company, the Stockholder and the Investor hereby adopt and approve this Agreement and agree as follows:

         1. Representations and Warranties. Each of the Stockholder and the Investor represents and warrants to the other that this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of it, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors.

         2. Right to Vote Shares and Voting of Shares. Each of the Stockholder and the Investor shall:

         (a) vote all of the Shares now or hereafter owned by it in favor of increasing the authorized number of shares of Common Stock of the Company to 49,000,000 shares (i) at any meeting of the stockholders of the Company (including any postponements or adjournments thereof) called or held for the purpose of acting upon and obtaining the authorization and approval of the stockholders of the Company to increase the authorized number of shares of Common Stock of the Company to 49,000,000 shares, and/or (ii) by executing written consents to action taken without a meeting for the purpose of acting upon and obtaining the authorization


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and approval of the stockholders of the Company to increase the authorized number of shares of Common Stock of the Company to 49,000,000 shares; and

         (b) to vote all of the Shares now or hereafter owned by it in favor of authorizing the issuance of the Preferred Stock contemplated in the Securities Purchase Agreement (i) at any meeting of the stockholders of the Company (including any postponements or adjournments thereof) called or held for the purpose of acting upon and obtaining the authorization and approval of the stockholders of the Company to authorize the issuance of the Preferred Stock contemplated in the Securities Purchase Agreement, and/or (ii) by executing written consents to action taken without a meeting for the purpose of acting upon and obtaining the authorization and approval of the stockholders of the Company to authorize the issuance of the Preferred Stock contemplated in the Securities Purchase Agreement.

         (c) without limitation to the generality of the preceding clauses (a) and (b), to vote all of the Shares now or hereafter owned by it, or the Investor, with all power the undersigned would possess if personally present, in the discretion of such proxies, for or against matters or proposals submitted to the stockholders of the Company for their consideration or approval reasonably incidental to the furtherance of the matters set forth in classes (a) and (b) of this Section 2.

         3. Certain Covenants. Neither the Stockholder nor the Investor shall or shall agree or contract to, sell, assign, transfer or otherwise dispose of, grant any option with respect to, pledge or grant any security interest in or otherwise encumber any of the Shares or any interest therein, or (except as may be expressly permitted herein) grant to any other person any proxy, power, right or authorization to vote the Shares or to give any consent, waiver or ratification in respect of the Shares or otherwise to act with respect thereto during the term of this Agreement.

         4. Miscellaneous.

         (a) Shares. For purposes of this Agreement, the term "Shares" shall include any shares of the capital stock or securities of the Company (including without limitation any securities into which the shares shall be converted or exchanged), any securities convertible into or exchangeable for shares of the capital stock or securities of the Company and any rights or options to subscribe for or to purchase shares of the capital stock or securities of the Company, and any of the foregoing of or with respect to any successor of the Company, to which the Stockholder or the Investor, as the case may be, shall hereafter be entitled to receive or which they shall receive in any transaction.

         (b) Entire Agreement. This Agreement contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto.

         (c) Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.


                                     - 2 -


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         (d) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered in the manner provided in the Securities Purchase Agreement. Any party may by notice change the address to which notice or other communications to it are to be delivered or mailed.

         (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey (other than the choice of law principles thereof). Any action, suit or other proceeding initiated by any party hereto against any other party hereto under or in connection with this Agreement may be brought in any Federal or state court in the State of New Jersey, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof. Each of the parties hereto submit themselves to the jurisdiction of any such court and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

         (f) Remedies. The parties hereto acknowledge that the remedy at law for any breach of the obligations undertaken by the parties hereto is and will be insufficient and inadequate and that the parties hereto shall be entitled to equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, the parties hereto shall waive the defense that there is an adequate remedy at law. The parties hereto acknowledge that the benefits to be obtained by the parties hereto are unique and cannot be readily obtained on the open market. Without limiting any remedies any party may otherwise have, in the event any party refuses to perform its obligations under this Agreement, the other parties shall have, in addition to any other remedy at law or in equity, the right to specific performance.

         (g) Illegalities. In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

         (h) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         (i) Further Actions. From time to time, as and when requested by Stockholder or the Investor, the Stockholder, the Investor and the Company shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as are reasonably necessary or desirable to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated thereby.

         (j) Termination. This Agreement shall terminate as of the earlier of
(i) the effectiveness of the corporate action referred to in Section 2, (ii) the termination of the Securities Purchase Agreement, or (iii) the tenth anniversary of the date of this Agreement.


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         (k) Amendments and Waivers. Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Agreement may be amended or supplemented at any time by the mutual consent of the Stockholder, the Investor and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Agreement shall be effective only if in writing.


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         IN WITNESS WHEREOF, the undersigned have executed and delivered this
Agreement as of the 17th day of February, 2000.


                                             AXESS CORPORATION



                                             By:  /s/ Richard J. Giacco
                                                  -----------------------------
                                                  Name:  Richard J. Giacco
                                                  Title: President


                                             RHEOMETRIC SCIENTIFIC, INC.



                                             By:  /s/ Richard J. Giacco
                                                  -----------------------------
                                                  Name:  Richard J. Giacco
                                                  Title:  Vice President



                                             ANDLINGER CAPITAL XXVI LLC


                                             By:  /s/ Merrick G. Andlinger
                                                  -----------------------------
                                                  Name:  Merrick G. Andlinger
                                                  Title: Authorized Signatory